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                                                                  EXHIBIT 10.27



                              AMENDED AND RESTATED
                         REVOLVING LOAN PROMISSORY NOTE

                                                    Dated as of January 27, 2003

$100,000,000

FOR VALUE RECEIVED, MTS, Incorporated, a California corporation, and Three A's Holdings, L.L.C., a Delaware limited liability company (each a "Borrower" and collectively, "Borrowers"), hereby, jointly and severally, absolutely and unconditionally promise to pay to the order of The CIT Group/Business Credit, Inc., a New York corporation, as agent (in such capacity, "Agent") for the Lenders (as defined below) with offices located at 300 South Grand Avenue, 3rd Floor, Los Angeles, California 90071, in lawful money of the United States of America and in immediately available funds, the principal amount of One Hundred Million Dollars ($100,000,000), or such other unpaid principal amount as may be advanced pursuant to Section 2.1 of that certain Loan and Security Agreement, dated as of October 9, 2002, by and among Borrowers, the financial institutions from time to time party thereto (the "Lenders"), and Agent (as amended, modified or supplements from time to time, the "Loan Agreement"). All capitalized terms used herein shall have the meaning provided therefor in the Loan Agreement, unless otherwise defined herein.

This Amended and Restated Revolving Loan Promissory Note (this "Note") is the Revolving Note referred to in the Loan Agreement, and is issued to evidence Borrowers' obligation to repay to the Lenders the Revolving Loans. The Revolving Loans evidenced hereby shall be repayable in accordance with and shall bear interest as set forth in the Loan Agreement. This Note is subject to, and entitled to, all of the terms, provisions and benefits thereof and is subject to optional and mandatory prepayment, in whole or in part, as provided therein. Subject to the terms of the Loan Agreement, the Revolving Loans evidenced hereby may be borrowed, repaid and reborrowed by Borrowers. A final balloon payment in an amount equal to the outstanding aggregate balance of principal and interest remaining unpaid, if any, under this Note as shown on the books and records of Agent shall be due and payable on the termination of the Loan Agreement, as set forth in Section 14.1 thereof. Further, upon the occurrence of any one or more of the Events of Default specified in the Loan Agreement, all amounts then remaining unpaid on this Note may become, or be declared to be, immediately due and payable as provided in the Financing Agreement.

This Note amends, restates, replaces and supersedes that certain Revolving Loan Promissory Note, dated October 9, 2002, in the original principal amount of Seventy-Five Million Dollars ($75,000,000), executed by Borrowers to the order of Agent, which promissory note is null, void, cancelled and of no further legal force or effect.
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                                       M T S, INCORPORATED
                                       a California corporation

                                       By: _____________________________________
                                       Name:  Michael T. Solomon
                                       Title: President

                                       THREE A'S HOLDINGS, L.L.C.
                                       a Delaware limited liability company

                                       By: _____________________________________
                                       Name:  Michael T. Solomon
                                       Title: Manager

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